Exhibit 99.1

ASX ANNOUNCEMENT	9 April 2026

EBR Reports Strong Q1 2026 Growth in Commercial Cases

Key Highlights

•	Robust commercial momentum continued through Q1 2026 with case volumes more than doubling from Q4 2025

•	The WiSE® System was successfully implanted in 41 commercial patients during the quarter, bringing total implants across the pilot phase and Limited Market Release to 71

•	EBR expects to report revenue in the range of US$2.25M to US$2.36M for Q1 2026, based on preliminary unaudited quarter-end results and subject to quarter-end closing adjustments

•	The Limited Market Release continued to advance in Q1 2026 with an additional 16 purchase agreements signed and 22 additional physicians trained to support the adoption of WiSE

•	Investor webinar on Friday 10 April 2026 at 09:00am AEST

Sunnyvale, California; 9 April 2026: EBR Systems, Inc., (ASX: “EBR”, “EBR Systems”, or the “Company”), developer of the world’s only wireless cardiac pacing device for heart failure, provides its quarterly activities and preliminary results report for the quarter ended 31 March 2026 (Q1 2026).

John McCutcheon, EBR Systems’ President & Chief Executive Officer said:

“In Q1 2026, we made impressive progress across both our commercial and clinical programs. Case volumes increased strongly during the quarter, reflecting growing physician experience, expanding site readiness and the steady execution of our Limited Market Release. We also continued to advance important clinical initiatives, with further enrolment in both the WiSE-UP post-approval study and the TLC-AU feasibility study, helping to expand the body of evidence supporting the WiSE System across a broader patient population. We are encouraged by the momentum we are seeing and remain focused on disciplined execution, physician training, site activation and building the clinical and commercial foundation for broader adoption of the WiSE System.”

Continued Commercial Progress

The 71st commercial implant of the WiSE® System was successfully completed during the quarter.

The WiSE System was implanted in 41 commercial patients during Q1 2026, more than doubling the number performed in Q4 2025. An additional 16 purchase agreements were signed with target centres during the quarter, adding to the 21 signed previously.

A total of 55 physicians are now trained to implant the WiSE System, with 22 of these trained during Q1 2026. Hospital education on the process for NTAP and TPT reimbursement schemes is also progressing, while site activations and case scheduling continue under the Limited Market Release, laying a strong foundation for the remainder of 2026.

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA      T: +1 408 720 1906      W: https://ebrsystemsinc.com/

Active Investor Engagement

During the quarter, EBR maintained an active presence in the investment community. Management participated in several investor conferences, including the J.P. Morgan Healthcare Conference in San Francisco, the Leerink Global Healthcare Conference in Miami, the Bell Potter Healthcare Horizons Summit in Sorrento, the Impact Investment Summit in Sydney and the Evans & Partners Biotech Conference in Hong Kong.

Additionally, management held an investor roadshow across Sydney and Melbourne in February.

Capital Structure Update

On 26 March 2026, EBR announced that, following stockholder approval at the Special Meeting held on 12 March 2026 (Australian time), the Board resolved to implement a 1-for-10 reverse stock split of the Company’s common stock.

The Company’s CDIs were not consolidated. Instead, the conversion ratio changed from 1:1 to 10:1. The reverse stock split became effective on 1 April 2026 (Australian time), with normal trading on a post-split basis expected to commence on 13 April 2026 (refer ASX announcement dated 26 March 2026). It is important to note that this stock split does not impact individual ownership ratios.

Preliminary Unaudited Financial Information

The Company has not yet completed its financial close process for the quarter ended 31 March 2026. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in EBR’s business, including, without limitation, audit adjustments and other developments that may arise between now and the completion of our year-end financial closing procedures and our independent registered public accounting firm’s review of our consolidated financial statements for the quarter ended 31 March 2026. Such preliminary revenue results for quarter ended 31 March 2026, are subject to change, and should not be viewed as a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles. Our independent registered public accounting firm has not audited, nor has it performed any review or other procedures with respect to the preliminary results set forth in this release, nor has it expressed any opinion or any other form of assurance on the preliminary revenue results for Q1 2026 set forth herein.

Investor Webinar

EBR’s senior management team will host an investor webinar to discuss the Company’s Q1 2026 Results on Friday 10 April 2026 at 09:00am AEST (Thursday 9 April 2026 at 04:00pm PDT).

Investors can register for the webinar via the following link:

https://attendee.gotowebinar.com/register/5313674069798293087

ENDS

This announcement has been authorised for release by the EBR Systems General Disclosure Committee, a Committee of the Board of Directors.

For more information, please contact:

Company	Investor Relations
Andrew Shute	Gabriella Hold
Chief Corporate Development Officer	The Capital Network
P: +44 7730 691421	P: +61 2 8999 3699
E: info@ebrwise.com	E: gaby@thecapitalnetwork.com.au

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA      T: +1 408 720 1906      W: https://ebrsystemsinc.com/

About EBR Systems

Silicon Valley-based EBR Systems (ASX:EBR) is dedicated to superior treatment of cardiac rhythm disease by providing more physiologically effective stimulation through wireless cardiac pacing. The patented proprietary Wireless Stimulation Endocardially (WiSE) technology was developed to eliminate the need for cardiac pacing leads, historically the major source of complications, effectiveness and reliability issues in cardiac rhythm disease management. The initial product is designed to eliminate the need for coronary sinus leads to stimulate the left ventricle in heart failure patients requiring Cardiac Resynchronisation Therapy (CRT). Future products potentially address wireless endocardial stimulation for bradycardia and other non-cardiac indications.

EBR Systems’ WiSE Technology

EBR Systems’ WiSE technology is the world’s only wireless, endocardial (inside the heart) pacing system in clinical use for stimulating the heart’s left ventricle. This has long been a goal of cardiac pacing companies since internal stimulation of the left ventricle is thought to be a potentially superior, more anatomically correct pacing location. WiSE technology enables cardiac pacing of the left ventricle with a novel cardiac implant that is roughly the size of a large grain of rice. The need for a pacing wire on the outside of the heart’s left ventricle – and the attendant problems – are potentially eliminated. WiSE is an investigational device in most markets and is currently only available for sale in the US.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions, and expectations and on information currently available to management. Forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors, many of which are beyond the Company’s control, subject to change without notice and may involve significant elements of subjective judgment and assumptions as to future events which may or may not be correct.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to our ability to commercialize our products and achieve broad market adoption including our estimates of potential revenues, costs, profitability and financial performance; our ability to develop and commercialize new products; our expectations with respect to our clinical trials, including enrollment in or completion of our clinical trials and our associated regulatory applications and approvals; our expectations with respect to the integrity or capabilities of our intellectual property position. These forward-looking statements are based on EBR Systems’ current expectations and inherently involve significant risks and uncertainties. EBR Systems’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in its most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents on file with the SEC from time to time and available on the SEC’s website at www.sec.gov.

Management believes that these forward-looking statements are reasonable as and when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. EBR does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. EBR may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements.

Foreign Ownership Restriction

EBR’s ASX-traded (ASX: EBR) CHESS Depositary Interests (CDIs) are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers or sales which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. The holders of EBR’s CDIs are unable to sell the CDIs into the US or to a US person unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. Hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

EBR SYSTEMS, INC.   (ARBN 654 147 127)

480 Oakmead Parkway, Sunnyvale CA 94085 USA      T: +1 408 720 1906      W: https://ebrsystemsinc.com/